EXHIBIT 10.1

ASSET PURCHASE and SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into as of July 1st 2004, by and among BEVERAGE NETWORK OF MARYLAND, INC., a corporation organized and existing under the laws of Florida with offices at 4800 N.W. 15th Avenue, Bay 1-A, Fort Lauderdale, Florida 33309 (the “Purchaser”), and MASTER DISTRIBUTORS, INC .dba ATLANTIC BEVERAGE CO., a corporation organized and existing under the laws of the state of Maryland, with a mailing address of 8106, Stayton Drive, Jessup, Maryland 20794 (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller is willing to sell to Purchaser and Purchaser is willing to buy from Seller, upon the terms and conditions hereinafter set forth, all right, title and interest of the Seller in and to its Assets (as hereinafter defined) (such business is hereinafter collectively called the “Seller’s Business”), as more fully set forth in this Agreement; and

WHEREAS, Purchaser is a wholly owned subsidiary of Xstream Beverage Group, Inc., a Nevada corporation, whose common stock is publicly traded on the Over-The-Counter-Bulletin Board under the symbol “XSBG”.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

DEFINED TERMS

1.1

DEFINED TERMS- Where used herein or in any amendments hereto, the following terms shall have the following meanings except as defined otherwise in this Agreement.

1.2

“ASSETS” means those assets to be conveyed hereunder as more fully set forth in Section 2.1 below and the attached Schedule A.

1.3

“BUSINESS” means the business operations presently and heretofore carried on by Seller at its current place of business located at 8106, Stayton Drive, Jessup, Maryland 20794.

1.4

“BUSINESS DAY” means any day except Saturday, Sunday, or any statutory holiday in the State of Florida.

1.5

“CLOSING DATE” means July 1st 2004 or such other date as may be mutually agreed upon in writing by the parties hereto.

1.6

“PURCHASE DOCUMENTS” means this Agreement and all other agreements, documents or instruments to be executed in connection with this Agreement.

2.

PURCHASE OF ASSETS AND PURCHASE PRICE

2.1.

Sale of Assets. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), good and valid title to the Assets (as defined below), free of any Encumbrances of any kind or nature (provided that payments as set forth in 2.3D and 2.3 C herein are effected), on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, Assets shall mean and include: (a) all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles), including any assets acquired by the Seller during the Pre-Closing Period; and (b) any other assets that are owned by any of or any other Related Party and that are needed for the conduct of, or are useful in connection with, the business of the Seller; provided, however, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

A.

all accounts receivable, notes receivable and other receivables of the Seller;

B.

all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed or products sold on behalf of the Seller on or prior to the Closing Date;

C.

all equipment, computer hardware and software, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Seller including but not limited to assets that are loaned to the Seller’s customers such as racks and refrigerated display cabinets;

D.

all advertising and promotional materials possessed by the Seller;

E.

all Proprietary Assets, intellectual property rights and goodwill of the Seller, including the right to use the names Atlantic Beverage Co. and Master Distributors and any variations thereof;

F.

all rights of the Seller under the Seller Contracts;

G.

all Governmental Authorizations held by the Seller;

H.

all claims (including claims for past infringement of Proprietary Assets) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable);

I.

all books, records, files and data of the Seller;

J.

all customers lists including, but not limited to, Seller’s database of past, current and potential customers; and

K.

all assets shown on Exhibit “A”.

2.2

Liabilities. Purchaser shall assume all liabilities set forth on Schedule B attached hereto and made a part hereof. Except for the liabilities and obligations listed on Schedule B (hereinafter collectively referred to as the “Assumed Liabilities”), the Purchaser shall assume no liabilities or other obligations, commercial or otherwise, of Seller, known or unknown, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise.

A.

Without in any way limiting the generality of the foregoing, Purchaser shall not assume any obligation or liability of Seller with respect to the following (i) any transaction involving Seller occurring after the Closing Date; (ii) any liability of Seller for federal, state or local taxes, fees, assessments or other similar charges (including without limitation income taxes, real estate taxes, payroll taxes and sales taxes, however, Purchaser shall assume liability for the payment of any sales taxes levied on the sale of the assets pursuant to the Agreement); (iii) any liability for services performed by Seller on or prior to the Closing Date; (iv) except as expressly provided in this Agreement, any responsibility of Seller with respect to salary, wages, savings plans, severance pay, deferred compensation, or other obligations for the benefit of any employee of Seller, including pension benefits accrued (vested or unvested), or arising out of their employment through the Closing Date for which Seller shall be liable; (v) any liability or obligation incurred in connection with or related to the transfer of the Assets pursuant hereto including, but not limited to sales taxes, other than as specifically provided for above, transfer taxes or stamp taxes; (vi) any liability of any kind whatsoever resulting from the failure of Seller to comply with the requirements of all applicable building, fire, zoning and environmental laws, laws relating to occupational health and safety and other laws applicable to Seller or the conduct of its business; (vii) any liability under any Assumed Contract to the extent such liability arises out of Seller’s failure to perform its obligations thereunder to the extent performance is due on or prior to the Closing Date; (viii) any liability of Seller to Seller’s stockholders or their relatives or friends; (ix) any indebtedness of Seller to any banks or other lending institutions; (x) liabilities in respect of any pension, profit sharing or other employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) of Seller, however, Purchaser shall assume liability for accrued employee vacation pay and (xi) any liability, obligation or account payable of Seller not listed on Schedule 2(e).

2.3

Purchase Price. Purchaser shall pay to Seller for the Assets and Assumed Liabilities (the “Purchase Price”) as follows:

A.

at the Closing, the Purchaser shall deliver 1,923,077 (one million nine-hundred and twenty-three thousand and seventy-seven) shares of restricted common stock, par value $0.001, of XStream Beverage Group, Inc. (“XSBG”). The shares to be received by the Shareholders will be subject to Rule 144 of the Securities Act of 1933, as amended., and shall contain an appropriate restrictive legend as promulgated by the Securities and Exchange Commission (“SEC”).

B.

at the Closing, the Purchaser shall pay the Seller $520,000 in cash;

C.

At the closing, Purchaser shall pay-off Seller’s loan with Commerce Bank up-to a total of $196,853.50.

D.

At the closing, Purchaser will pay the balance of Seller’s credit line with Provident Bank up to $502,467.50.

E.

At the closing, Purchaser shall assume Seller’s accounts payable that have been recorded on the Seller’s books prior to the closing date.

F.

On or before the sixtieth day following the closing, Purchaser shall pay to Seller the amount totaling any and all outstanding accounts receivable and vendor receivables of the Seller as of the closing, together with interest at the rate of 6% per annum.

G.

At the Closing, XStream will issue to Seller a $2,000,000 fixed price, convertible note with interest calculated at 6% of the outstanding balance. XStream will repay the principal and interest amount of the note by making monthly payments equivalent to $38,665.60, the first of such payments to be made on or before the 90th day following the closing, payable in cash or Xstream’s restricted common stock at Seller’s option. For the purposes of this paragraph, the stock conversion rate will be $0.26 per share. Purchaser grants and Seller shall have the second secured position with respect to the assets being conveyed hereunder. Purchaser having granted a first security interest in the Assets to Laurus Master Fund, Ltd., who has provided Purchaser with purchase money financing. Attached hereto as exhibit 2. 3(f) is a copy of the note.

H.

In addition to the payments described above, Purchaser shall make a weekly payment to Seller of $20,833.33, commencing on July 15th 2004 and for 11 weeks thereafter, resulting in total additional payments of $250,000.

2.4

Offsets in Purchase Price. In the event that Purchaser shall be obligated to pay or chooses to pay any liabilities which are not specifically set forth on the attached Schedule B, then in that event Purchaser shall be entitled to a dollar for dollar reduction in any further payments due Seller. Said reduction shall first be allocated to any payments due and owing under the convertible note. Upon notice of any undisclosed liability, Purchaser shall so advise Seller who shall have five (5) days to cure. In the event that Seller has not resolved the dispute, Purchaser may in its sole and absolute discretion, satisfy the claimed liability and deduct any amounts paid against future amounts due and owing under this Agreement.

2.5.

Allocation of the Purchase Price. The Purchase Price shall be allocated amongst the Assets as provided in Schedule A attached hereto, and each party shall file in a manner consistent therewith (i) the reports required under Section 1060 of the Internal Revenue Code of 1986, as amended, and (ii) their respective Federal, state and local tax returns.

2.6

Financial Statements. Attached hereto are the year end financial statements of the Seller dated December 31, 2003 and the unaudited stub period financial statements for the three months ended May 31, 2004. Said financial statements are substantively accurate and fairly present the financial position of Seller as of the dates set forth in the unaudited financial statements. These unaudited financial statements are consistent with the books and records of Seller. There has been no material change in the financial condition of Seller since the date of the financial statements. All known liabilities of the Seller are set forth in the financial statements and there are not undisclosed liabilities of any kind or nature.

The parties agree and acknowledge that the Purchase Price for the Assets has been in part calculated on the financial results contained in the Financial Statement attached hereto. If the December 31, 2003 audited income statement or May 31, 2004 unaudited income statement which are being filed together with the other required financial statements, reflect a material change in the financial condition of Seller, the Purchaser, may, in its sole and absolute discretion rescind this Agreement and all sums previously paid to the Seller shall be immediately due and payable to the Purchaser.

A material change in the financial condition of the Seller shall be applicable for both the audited and unaudited financial statements which are attached hereto. A material change in the financial condition shall be defined as a difference of greater than 5% in the gross revenues or net income of the Seller. (The 5% permitted deviation being the “Floor”).

2.7

Adjustment in Purchase Price. In the event of a material change in the financial condition of the Seller, and Purchaser wishes to continue with the transaction, there shall be an offset in the sums otherwise due and payable the Seller.

The total Purchase price shall include the value of all common stock paid at Closing, plus cash paid to the Seller, plus any cash paid to satisfy any outstanding bank lines of credit plus the $2 million convertible note. Purchaser shall have the right to designate the financial statement attribute to be used in determining any adjustment to the Purchase Price.

Subject to Seller’s right of rescission, any adjustment in the purchase price shall be made by reducing the total amount of the convertible note payable to the Seller.

3.

DOCUMENTS TO BE DELIVERED AT CLOSING

3.1.

At the Closing:

A.

Seller shall execute and deliver to Purchaser a Bill of Sale fully executed and in the form of Exhibit C attached hereto, conveying, selling, transferring and assigning to Purchaser all of the Assets free and clear of any and all defects, liens, encumbrances, charges and equities whatsoever. Seller shall also provide the written consent of the Landlord and the consent of any party having a security interest on the Seller’s assets.

B.

Seller shall execute or endorse and deliver to Purchaser other duly executed separate instruments of sale, assignment or transfer, including, but not limited to assignments of contract rights or leases in form suitable, where appropriate, for filing or recording with the appropriate office or agency for various items of the Assets or other rights of Seller to be conveyed hereunder, where, in Purchaser’s reasonable judgment, the same are necessary or desirable in order to vest or evidence title hereto in Purchaser.

C.

Purchaser shall pay the Purchase Price for the Assets in accordance with the terms of Section 2 hereof.

D.

Seller shall deliver to Purchaser copies, certified by the Secretary of Seller of (i) certificates of good standing in the jurisdiction of the Seller’s incorporation and in each other jurisdiction in which the Seller is doing or transacting business, (ii) the unanimous written consent of the Board of Directors and the stockholders of Seller authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby; and (iii) a certification signed by the Company’s President and Secretary that there are no liens or encumbrances on any of the assets to be transferred except as set forth in Schedule B.

E.

Purchaser shall deliver to Seller copies, certified by the Secretary of Purchaser of (i) certificates of good standing in the jurisdiction of the Purchaser’s incorporation and in each other jurisdiction in which the Purchaser is doing or transacting business, and (ii) the unanimous written consent of the Board of Directors and stockholders of Purchaser authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

F.

Seller shall deliver to the Purchaser all books and records of the Seller relating to the Seller’s Business, the Customers, the Assets and the Assumed Liabilities.

G.

Seller shall deliver to the Purchaser all necessary consents of third parties to the execution and delivery of this Agreement and the consummation of the transactions contemplated including, without limitation, the written consent of the Landlord for the assignment of the Seller’s leasehold obligation at its Business location.

4.

CLOSING.

The Closing of the transactions contemplated by this Agreement, and all deliveries to be made at such time in connection therewith, shall take place at 8106, Stayton Drive, Jessup, Maryland 20794, upon the satisfaction of all of the conditions set forth in this Agreement on July 1st 2004 or on such other date as may be mutually agreed upon by the parties, such Closing to take place by delivery to such counsel of executed counterparts of this Agreement and all other documents, instruments and certificates required to be delivered by Seller or Purchaser at the Closing (Said Closing and said date thereof, herein referred to as the “Closing” and the “Closing Date”, respectively). The effective date of this Agreement shall be the date of execution by the last signatory to this Agreement.

5.

REPRESENTATIONS AND WARRANTIES BY SELLER.

5.1.

Seller represents and warrants to Purchaser as follows:

A.

Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

B.

Authorization and Validity of Agreement. Seller has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been duly authorized by all necessary corporate action, and no other proceeding on the part of Seller is necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Seller and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms.

C.

The execution, delivery and performance of the Purchase Documents by Seller, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

(i)

violate any provision of law, statute, rule or regulation to which Seller is subject,

(ii)

violate any judgment, order, writ or decree to which Seller is a party or by which it is or may be bound; or

(iii)

to the knowledge of Seller, result in the breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets being purchased hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Seller is a party or by which it is or may be bound or affected.

D.

All necessary corporate action has been taken by Seller to authorize the execution, delivery and performance of the Purchase Documents. The Purchase Documents have been duly and validly authorized, executed and delivered by Seller and constitute the valid and binding obligation of Seller enforceable against it in accordance with their respective terms.

E.

All consents and approval required for transferring the Assets to Purchaser hereunder and for assigning the agreements, including without limitation all amendments, modifications, and supplements, whether written or oral (“Agreements”) and for performing Seller’s obligations under the Purchase Documents have been obtained or will be obtained. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the Purchase Documents.

F.

Seller acknowledges that the Assets being transferred per Schedule “A” are owned free and clear of all liens and encumbrances, are not encumbered by any liens or the subject matter of any known or anticipated litigation (provided that the payments as set forth in 2.3 C and D herein are made at the closing) Seller further acknowledges and agrees that the Purchase Price paid by Purchaser for Seller’s Assets is fair and adequate consideration.

G.

Seller has conducted its business in compliance with all applicable federal, state and local laws, regulations and ordinances.

H.

Seller has not received any notice that it is infringing upon the research, development, processes, methods, techniques, inventions, know how patents, patent rights, trade name, trademarks and service marks of any other party.

I.

Seller is not a party to any written or oral employment, agency or commission agreement with any of its employees that cannot be terminated upon the closing date of this transaction without penalty. No employee, director, officer or stockholder (or any current or former family member thereof) of Seller, either individually or in any other capacity, has a claim of any kind against the Seller, and Seller has no obligation with respect to such person or entity, except the right to current salary or wages, accrued vacation pay, and reimbursable expenses arising in the ordinary course of business. Seller does not contribute to or sponsor any employee welfare or benefit plans, and is not subject to any collective bargaining agreement, for employees.

J.

Sophisticated Investor. Seller is a sophisticated investor and understands the risks and uncertainties involved with the receipt of XSBG’s restricted common stock. Seller has had an opportunity to discuss the operations of both XSBG and Purchaser’s business with management and has been provided with any requested information. Seller has also reviewed XSBG’s filings on the SEC EDGAR database located at www.sec.gov.

K.

Receipt of Shares Entirely for Your Own Account. This Agreement is made with Seller in reliance upon Seller’s representation, which by Seller’s execution of this Agreement Seller hereby confirms, that the XSBG Shares being issued to Seller hereunder are being acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Subject Shares.

L.

Financial Statements. The Financial Statements which are attached hereto have been prepared in accordance with generally accepted accounting principles and accurately reflect the financial condition of the Company as of the indicated dates. Seller shall provide Purchaser with such financial information as may be necessary to complete an audit of these financial statements and such other financial statements as may be required in accordance with those rules and regulations prescribed by the Securities and Exchange Commission. In the event that Seller is unable to supply the requested information and Purchaser is unable to conclude an audit of the Seller’s business within 75 days of closing as prescribed by the SEC, then in that event, Purchaser may, in its sole and absolute discretion, rescind this Agreement and all assets of whatever type or nature exchanged between the parties including cash and stock shall be returned to the respective parties.

M.

Seller has paid all personal and intangible property taxes due as a result of the ownership of the assets and there are no amounts due and owing for personal property or intangible property taxes.

N.

There is (and has not been since its inception) no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against or affecting Seller, or involving any of the Assets, at law or in equity or before any foreign, federal, state, local or other governmental authority, including, without limitation, any claim, proceeding, or litigation for the purpose of enjoining or preventing the consummation of this Agreement, or the transactions contemplated hereby, or otherwise claiming this Agreement, or any of the transactions contemplated hereby or the consummation thereof, is illegal or otherwise improper, nor to Seller’s knowledge is there any basis upon which any such claim, litigation, action, suit or proceeding could be brought or initiated. Seller is not (and has not been within the past three years) subject to or in default under any judgment, order, writ, injunction or decree of any court or any governmental authority, and no replevins, attachments, or executions have been issued or are now in force against Seller. No petition in bankruptcy or receivership has ever been filed by or against Seller.

O.

No Brokers. Seller does not have nor will it have any obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

P.

Accuracy of Representations. No representation or warranty contained in this Section 5 contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

6.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1.

Purchaser represents and warrants to Seller as follows:

A.

Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

B.

Authorization and Validity of Agreement. Purchaser has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been duly authorized by all necessary corporate action, and no other proceeding on the part of Purchaser is necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Purchaser and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms.

C.

No Conflict or Violation. The execution, delivery and performance by Purchaser of this Agreement does not and will not violate or conflict with any provision of the Articles of Incorporation or By-Laws of Purchaser, and the execution, delivery and performance by Purchaser of this Agreement does not and will not violate any provision of law, rule or regulation, or any order, judgment or decree of any court or other governmental or regulatory authority, nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, agreement or instrument to which Purchaser is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the cancellation, modification, revocation or suspension of any material licenses, permits or approvals.

D.

No Brokers. Purchaser does not have nor will it have any obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

F.

Accuracy of Representations. No representation or warranty contained in this Section 6 contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

7.

CONDITIONS TO THE OBLIGATIONS OF SELLER TO CLOSE

7.1

All obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

A.

Representations and Warranties. All representations and warranties made in this Agreement by Purchaser shall be true and correct as of the Closing Date in all material respects.

B.

Performed Commitments. Purchaser shall have tendered the required documents and certificates at the Closing as set forth in Section 3 hereof.

C.

Purchase Price. The Purchase Price described in Section 2.3 hereof due at the Closing shall have been paid by Purchaser.

D.

Corporate Approval. All corporate action necessary to authorize (A) the execution, delivery and performance by Purchaser of this Agreement and any other agreements or instruments contemplated hereby to which Purchaser is a party and (B) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Purchaser, and the Seller shall have been furnished with copies of all applicable resolutions adopted by the board of directors of Purchaser, certified by the Secretary of Purchaser.

The Seller may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing.

8.

CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO CLOSE

8.01

All obligations of Purchaser hereunder are, at the option of Purchaser, subject to the conditions that, at the Closing Date:

A.

Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date in all material respects.

B.

Performed Commitments. Seller shall have performed all commitments hereunder up to the Closing Date and shall have tendered the required documents, instruments and certificates as set forth in Section 3 hereof.

C.

No Litigation. No action suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which may affect the right of Purchaser to own, operate or control after the Closing Date the Assets and the Seller’s Business.

D.

 Corporate Approval. All corporate action, necessary to authorize (A) the execution, delivery and performance by the Seller of this Agreement and any other agreements or instruments contemplated hereby or thereby to which Seller is a party and (B) the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Seller, and Purchaser shall have been furnished with copies of all applicable resolutions of Seller certified by the Secretary or Assistant Secretary of the Seller.

E.

Approvals and Consents. The Seller shall have obtained the approvals, consents and authorizations of all third parties and/or governmental agencies necessary for the communication of the transactions contemplated hereby in accordance with the requirements of applicable laws and agreements.

F.

Leases. Seller shall at its own cost and expense assign the current existing warehouse lease to the Purchaser and obtain all required landlord consents. Any costs assessed by the Landlord in the assignment of the leasehold obligation shall be borne by Seller. In the alternative, Purchaser may prior to Closing negotiate a new lease for the premises. Nothing contained herein shall be construed to impose any liability on the Purchaser for any rental obligations accruing prior to Closing. Notwithstanding this clause F, Purchaser hereby assumes any and all obligations in connection with the lease after the closing.

G.

Employment Agreements/Non-Compete. Purchaser shall enter into an employment agreement with Morris Stodard on terms mutually agreeable to the Purchaser and the respective party and the said party shall work on a full time basis and devote his full attention to the business of the Purchaser. All other officers or shareholders of Seller shall execute non-compete agreements on closing. It is agreed and understood that subject to the terms of the Employment Agreement, Morris Stodard shall be named as a signatory on the Purchaser’s’s bank account, subject to the direction of the Company’s Board of Directors.

The Purchaser may waive any condition specified in this Section 8 if it executes a writing so stating at or prior to the Closing.

9.

INDEMNIFICATIONS

9.01 Seller agrees to indemnify and hold harmless Purchaser from:

A.

Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenants on the part of Seller under this Agreement.

B.

Any and all actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys fees, expenses incident to any of the foregoing.

C.

Any and all liabilities as they relate to the personal property being transferred under this Purchase and Sale Agreement which are not specifically set forth.

9.02

Purchaser agrees to indemnify and hold Seller harmless from:

A.

Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non- fulfillment of any covenant on the part of Purchaser under this Agreement

B.

Any and all actions, suits, proceeding, demands, assessments, judgments, costs, reasonable attorney’s fees and expenses incident to any of the foregoing.

 9.03

Any party having an indemnification claim hereunder (“Indemnitee”) shall give the other party (“Indemnitor”) prompt notice in writing of any claim by any third party which gives rise to a claim for indemnification hereunder, and of any alleged breach of any of the representations and warranties contained in this Agreement. As to any alleged breach of the representations or warranties, written notice shall contain a statement setting forth the nature of the alleged breach or breaches. The Indemnitor shall have thirty (30) days after the delivery of such notice to cure or contest any such claim by a third party or any such alleged breach or breaches. At its option, to be exercised within thirty (30) days of such notice, the Indemnitor may defend against any such action or proceeding with counsel of its choice, at the Indemnitor’s expense, it being understood, however, that the Indemnitor’s designation of counsel shall be subject to the approval of the Indemnitee, which approval shall not be unreasonably withheld. Additionally, at its own expense the Indemnitee may participate in any such defense with counsel of its choice. As long as the defense is being handled by the Indemnitor, the Indemnitee shall not settle any such claim, action or proceeding without prior written consent of the Indemnitor, except that if the Indemnitee does elect to settle the matter without such consent, the Indemnitor shall be released from the terms of this indemnification. Notwithstanding the foregoing, in the event the Indemnitor elects not to defend any such claim, action, or proceeding, the Indemnitee may do so, in which event the Indemnitor shall continue to indemnify the Indemnitee for any liabilities, losses and damages incurred by the Indemnitee, including any settlement payments and for the reasonable costs and expenses of this counsel.

9.04

All indemnifications made herein by Purchaser and Seller shall survive the closing of this transaction and shall inure to the benefit of the Purchaser’s and Seller’s heirs, assigns, agents, principals, members and/or shareholders.

10.

TERMINATION DEFAULT REMEDIES

10.01.

Termination. If either Purchaser or Seller materially defaults in the due and timely performance of any of its warranties, covenants or agreements or in the event of the failure to satisfy or fulfill any of the conditions, the non-defaulting party may on the Closing Date give notice of termination. The notice shall specify the default or defaults upon which the notice is based. The termination shall be effective ten (10) days after the Closing Date, unless the specified default or defaults have been cured on or before the effective date of the termination.

10.02.

Default Remedies. Notwithstanding Section 10.01, in the event of a default, the non-defaulting party may seek specific performance of this Agreement against the defaulting party from a court of competent jurisdiction, or alternatively, such non-defaulting party may seek damages from the defaulting party.

11.

MISCELLANEOUS

11.01

Waiver. This Agreement may be assigned by Purchaser without the prior written consent of Seller.

11.02

Survival. The representations and warranties of the Purchaser and Seller set forth in Sections 5 and 6 of this Agreement, the indemnities set forth in Section 9 of this Agreement, and the conditions set forth in Sections 7 and 8 of this Agreement, shall survive termination of, the Closing under, or performance under this Agreement, forever, until fully performed, discharged and/or subject to applicable statutes of limitation.

11.03

Entire Agreement. This Agreement and the Exhibits hereto contain the entire understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All exhibits hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

11.04

Governing Law, Jurisdiction and Venue. The validity, construction and performance of this Agreement, and the legal relations between the parties to this Agreement, each shall be governed by and construed in accordance with the laws of the State of Florida (excluding that body of law applicable to choice of laws). Each of the parties hereby agrees that, except for any appeals, the sole and exclusive venue for any and all disputes relating to this Agreement, its making, construction, validity, enforceability and/or performance shall be in the state courts sitting in Broward County, Florida and/or the United States District Court for the Southern District of Florida and each hereby voluntarily consents to the personal jurisdiction of said courts and waives any and all objections to such personal jurisdiction and/or venue.

11.05

Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or to remedy its breach, the prevailing party in such action or proceeding shall be entitled to recover its actual attorney’s fees and other costs incurred in the action or proceeding, in addition to such other relief to which it may be entitled.

11.06

Headings and References. Headings are included solely for convenience, are not themselves to be considered a part of the terms and conditions of this Agreement and are not intended to be full and accurate descriptions of the contents thereof. Any reference to a paragraph shall be construed to refer to all subparts and/or other portions of that paragraph.

11.07

Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

11.08

Notices. All notices relating to this Agreement must be in writing and delivered either in person or by certified mail or registered mail, postage prepaid, return receipt requested, to the person(s) and address specified on the first page of this Agreement or such updated address as either party may subsequently designate by notice in writing. Notice shall be effective immediately upon receipt.

11.09

Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

11.10

Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. All state and local sales, transfer, excise, value-added or other similar taxes, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Assets, shall be borne by the Seller.

11.11

 Finders Fees. Neither Seller nor Purchaser has incurred nor will either incur any liabilities for finder’s fees or commission of any nature whatsoever in connection with the transactions contemplated hereunder.

11.12

Additional Documentation: The parties agree that without the payment of additional consideration, each party will provide the other with such information as may be necessary to carry out the terms and conditions of this Agreement.

11.13

Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.14

Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The law firm of Newman, Pollock & Klein, LLP represented Purchaser in connection with the drafting of this Agreement, and Seller was represented by counsel of his own or elected not to be represented by counsel. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

11.15

Gender. All references to the male, female or neutral shall be amended to the proper reference as the context requires.

11.16

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

11.17

Knowledge. For purposes of this Agreement, a Person shall be deemed to have “knowledge” of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter.

11.18

Force Majeure. Neither of the parties shall be responsible for failure to fulfill its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to failure of suppliers or subcontractors to furnish equipment, software, parts or labor, war, sabotage, insurrection, riots, civil disobedience and the like, acts of governments and agencies thereof, labor disputes, accidents, fires or Acts of God. In such event, the delayed party shall perform its obligations hereunder within a reasonable time after the cause of the failure has been remedied, and the other party shall be obligated to accept such delayed performance. During any period that performance of its obligations by one party is delayed or suspended pursuant to this Paragraph 11.18, the performance of the obligations of the other party shall be similarly delayed or suspended, including, without limitation, any obligation of a party to pay money owed based on delayed performance of obligations of the other party.

11.19

Binding Effect/Assignment. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal on the day and year first above written.

SELLER:

ATTEST:

MASTER BEVERAGES INC.

_________________

BY:_____________________

Morris Stodard

ITS: President and CEO

PURCHASER:

ATTEST:

BEVERAGE NETWORK OF MARYLAND, INC.

_____________

BY: _________________________________

Barry Willson

ITS: Vice Chairman